UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 23, 2009
SOLAR POWER, INC.
(Exact name of registrant as specified in its charter)

California	000-50142	20- 4956638

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
1115 Orlando Avenue
                                     Roseville, California 95661-5247
(Address and telephone number of principal executive offices) (Zip Code)
                                   (916) 746-0900
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers.
Item 9.01 Financial Statements and Exhibits
SIGNATURE
EX-99.1

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers.
(d) On November 23, 2009, Solar Power Inc. (the “Company”) appointed Francis W. Chen as a director of the Company. Mr. Chen, [age], is currently vice chairman at WI Harper Group, a venture capital firm with offices in San Francisco, Beijing and Taipei, a position he has held since 2008. Prior to this, Mr. Chen was a co-founder of Pacific Advantage International in 2002. He continues to serve as chairman of Pacific Advantage International. Mr. Chen also serves as a member of the boards for Mail.com Media Corporation, SB2, Stealth Peptides, and LogicEase Solutions. Mr. Chen has twenty years of prior management experience in the healthcare industry with Becton-Dickinson, Baxter International and a number of biotechnology start-ups. Mr. Chen holds a Ph.D. in immunology from Harvard University (1976), and holds a M.S. and a B.S. in chemistry from Tufts University (1970).
There is no material plan, contract or arrangement (whether or not written) to which Mr. Chen is a party or in which he participates that is entered into or an material amendment in connection with our appointment of Mr. Chen, or any grant or award to Mr. Chen or modification thereto, under any such plan, contract or arrangement in connection with our appointment of Mr. Chen.
Item 9.01 Financial Statements and Exhibits

Exhibit No.	Exhibit Description
99.1	Press release dated November 23, 2009

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOLAR POWER, INC. a California Corporation
Dated: November 23, 2009	/s/ Alan M. Lefko
Alan M. Lefko
Vice President Finance and Secretary

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